UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-12

RURAL/METRO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

RURAL/METRO CORPORATION

9221 East Via de Ventura

Scottsdale, Arizona 85258

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 1, 2006

To Our Stockholders:

The Annual Meeting of Stockholders of RURAL/METRO CORPORATION, a Delaware corporation (“we” or the “Company”), will be held on December 1, 2006 at 3:00 p.m., local time, at the Company’s corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258, for the following purposes:

1.	To elect two (2) directors to serve for three-year terms or until their successors are elected;

2.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007; and

3.	To consider and act upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on the record date, October 17, 2006, will receive notice of and be entitled to vote at the meeting.

Please note that a hedge fund called Accipiter Life Sciences Fund, LP and its affiliates, including its principal Gabe Hoffman (together the “Accipiter Group”) has indicated its intention to solicit proxies for use at the Annual Meeting to vote in favor of its slate of directors, in opposition to Item 1 above. You may receive proxy solicitation materials from the Accipiter Group. THE BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD SENT TO YOU BY THE ACCIPITER GROUP. Even if you have previously signed a gold proxy card sent to you by the Accipiter Group, you have every legal right to change your vote by signing, dating and mailing the enclosed WHITE proxy card in the enclosed postage-paid envelope.

All stockholders are cordially invited to attend the Annual Meeting in person. To assure representation at the Annual Meeting, however, stockholders are urged to mark, sign, date, and return the enclosed WHITE proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose, or vote electronically via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed WHITE proxy card. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy card.

By Order of the Board of Directors

Kristine B. Ponczak, Secretary

Scottsdale, Arizona

October 30, 2006

IMPORTANT

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE POTENTIAL PROXY CONTEST BEING CONDUCTED BY THE ACCIPITER GROUP.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

PROXIES MAY ALSO BE PROVIDED BY USING THE INTERNET OR TELEPHONE.

If you have any questions or need assistance voting, please contact Rural/Metro’s proxy solicitor:

GEORGESON INC.

17 State Street

New York, New York 10004

Tel: 212-440-9800

Fax: 212-440-9009

Call Toll Free: 1-866-628-6069

Email: rurl@georgeson.com

RURAL/METRO CORPORATION

9221 East Via de Ventura

Scottsdale, Arizona 85258

PROXY STATEMENT

This proxy statement is being furnished to stockholders of RURAL/METRO CORPORATION, a Delaware corporation (“we” or the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on December 1, 2006 at 3:00 p.m., local time, at the Company’s corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258, and any adjournment or postponement thereof (the “Annual Meeting”). A copy of the Notice of Annual Meeting of Stockholders accompanies this proxy statement.

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of the Company by our Board of Directors for use at the Annual Meeting for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258.

These proxy solicitation materials were first mailed on or about October 31, 2006, to all stockholders entitled to vote at the Annual Meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on the record date, October 17, 2006, are entitled to notice of and to vote at the Annual Meeting. At the close of business on October 17, 2006, there were issued and outstanding 24,566,547 shares of our common stock. Each share of common stock is entitled to one vote upon any proposal submitted for a vote at the Annual Meeting.

Quorum

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares that are present and entitled to vote but are not voted at the direction of the beneficial owner (called “abstentions”) and votes withheld by brokers or other nominees in the absence of instructions from beneficial owners (called “broker non-votes”) will be counted for purposes of determining whether there is a quorum for the transaction of business at the Annual Meeting.

Vote Required; Abstentions and Broker Non-Votes

The two nominees for director receiving the highest number of affirmative votes duly cast by our outstanding common stock will be elected as directors for three-year terms and until their successors are elected and qualified. Accordingly, abstentions and broker non-votes are not counted in determining the outcome of the election of directors.

Voting; Independent Inspector of Election

Votes may be cast by proxy or in person at the Annual Meeting. We will appoint an independent inspector of election in the manner provided by the law of Delaware, our state of incorporation, who will count the votes and act as the inspector of election at the Annual Meeting and also determine whether a quorum is present.

Proxies

The shares represented by the proxies received, properly marked, dated, and signed, or submitted via the Internet or by telephone by following the instructions on the proxy card will be voted at the Annual Meeting.

When a WHITE proxy card is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted (i) “for” the election of the nominees set forth in this proxy statement, (ii) “for” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007, and (iii) in accordance with the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to our executive offices, to the attention of our Corporate Secretary prior to the vote at the Annual Meeting, written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or via the Internet), or by attending the Annual Meeting and voting in person.

Solicitation

The Company will pay the costs of this solicitation. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to beneficial owners. Certain of our directors and officers also may solicit proxies personally or by mail, telephone or e-mail without additional compensation. Proxies may be solicited, without additional compensation, by directors, officers and employees of the Company by mail, telephone, telegram, facsimile, electronic mail, in person, advertising in periodicals and postings on the Company’s website or otherwise. In addition, the Company has retained Georgeson Inc. to assist in soliciting proxies, for which services the Company will pay a fee expected not to exceed $150,000 in the aggregate plus out-of-pocket expenses. Georgeson Inc. will employ approximately 30 persons in connection with its solicitation of proxies.

Expenses related to the solicitation of stockholders in excess of those normally incurred for an Annual Meeting are expected to aggregate approximately $400,000, of which approximately $50,000 has been spent to date.

Appendix A sets forth certain information relating to the Company’s Directors and other persons who are participants in the solicitation of proxies on the Company’s behalf.

Annual Report and Other Matters

The 2006 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about the Company’s activities, but is not incorporated into this proxy statement and is not part of these proxy soliciting materials. The information contained in the “Report of the Compensation Committee of the Board of Directors,” “Report of the Audit Committee of the Board of Directors,” and “Company Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the year ended June 30, 2006, as filed with the Securities and Exchange Commission (“SEC”). Any exhibits listed in our Annual Report on Form 10-K also will be furnished upon written request at the actual expenses we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our executive offices set forth in this proxy statement.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

The following table sets forth certain information with respect to beneficial ownership of our common stock on October 6, 2006 by (i) each director; (ii) the individuals set forth in the Summary Compensation Table under the section entitled “Executive Compensation”; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, the address of each beneficial owner is c/o Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, Arizona 85258.

Name of Beneficial Owner	Amount Beneficially Owned (1)		Percent (2)
Cor J. Clement, Sr.	30,000	(3)	*
Jack E. Brucker	511,000	(3)	2.0%
Louis G. Jekel	105,963	(4)	*
Henry G. Walker	32,500	(3)	*
Mary Anne Carpenter	30,000	(3)	*
Robert E. Wilson	15,240	(5)	*
Conrad A. Conrad	4,000		*
Kristine B. Ponczak	58,750	(3)	*
Kurt M. Krumperman	61,760	(3)	*
Barry D. Landon	116,403	(3)	*
Michael S. Zarriello (6)	0		—
Executive officers and directors as a group (13 persons)	967,116		3.9%

5% Stockholders:
Epoch Investment Partners, Inc. 640 Fifth Avenue, 18th Floor New York, NY 10019	2,539,533	(7)	10.3%

FMR Corp. 82 Devonshire Street Boston, MA 02109	3,655,249	(8)	14.9%

Stadium Capital Management, LLC 19785 Village Office Court, Suite 101 Bend, OR 97702	2,742,590	(9)	11.2%

Accipter Group 399 Park Avenue, 38th Floor New York, New York 10022	1,888,752	(10)	7.7%

* Less than 1%

(1)	Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	The percentages shown are calculated based upon 24,556,847 shares of common stock outstanding on October 6, 2006. The number and percentages shown include the shares of common stock actually owned as of October 6, 2006 and the shares of common stock that the identified person or group had a right to acquire within 60 days after October 6, 2006. In calculating the percentage ownership, shares that the identified person or group had the right to acquire within 60 days after October 6, 2006 are deemed to be outstanding for the purposes of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder.

(3)	Includes shares of common stock issuable upon exercise of stock options with respect to the following persons: Mr. Brucker, 406,000 shares; Ms. Carpenter, 30,000 shares; Mr. Clement, 30,000 shares; Mr. Landon, 114,100 shares; Mr. Walker, 32,500 shares; Ms. Ponczak, 58,750 shares; and Mr. Krumperman, 61,750 shares.
(4)	Includes 75,963 shares of common stock, of which 61,124 are held by the Louis G. Jekel Trust dated July 25, 1996. Also includes 30,000 shares of common stock issuable upon exercise of stock options.
(5)	Includes 10,610 shares of common stock owned by Mr. Wilson’s spouse, for which Mr. Wilson disclaims beneficial ownership.
(6)	On October 2, 2006, we announced that we have agreed to terminate the employment of Mr. Zarriello, effective December 1, 2006.
(7)	Information is based solely on a Schedule 13G, filed on September 6, 2006 with the SEC by Epoch Investment Partners, Inc.
(8)	Information is based solely on a Schedule 13G, filed on July 11, 2005 with the SEC, which was amended by Amendment No. 1 filed on February 14, 2006 and was filed jointly by FMR Corp, a parent holding company, Edward C. Johnson III, Fidelity Management & Research Company and Select Medical Delivery.
(9)	Information is based solely on a Schedule 13G, filed on September 21, 2005 with the SEC, which was amended by Amendment No. 1 filed on February 13, 2006 and Amendment No. 2 filed on May 11, 2006 and was filed jointly by Stadium Capital Partners, L.P. (“SCP”), Stadium Capital Management, LLC, Alexander M. Seaver and Bradley R. Kent reporting their beneficial ownership as a group, except SCP which expressly disclaimed membership in a group.
(10)	Information is based solely on a Schedule 13D filed on September 5, 2006 with the SEC, which was amended by Amendment No. 1 filed on October 18, 2006 and was filed jointly by Accipter Life Sciences Fund, LP, Accipter Life Sciences Fund, Ltd., Accipter Life Sciences Fund II, LP, Accipter Life Sciences Fund II, Ltd., Accipter Life Sciences Fund II (QP), LP, Accipter Capital Management, LLC, Candens Capital, LLC, Gabe Hoffman and Nicole Viglucci, reporting beneficial ownership as a group. As of October 17, 2006, only Gabe Hoffman beneficially owned more than 5% of the outstanding common stock of the Company.

Equity Compensation Plan Information

The following table represents securities authorized for issuance under our equity compensation plans at June 30, 2006.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by stockholders:	1,659,033	$9.90	0
Equity compensation plan not approved by stockholders (1):	197,218	$0.97	477,330

Total	1,856,251	$8.95	477,330

(1)	Consistent with applicable law, our 2000 Non-Qualified Stock Option Plan has not been submitted for approval by our stockholders. For a description of the 2000 Non-Qualified Stock Option Plan, refer to Note 13 to our consolidated financial statements for the year ended June 30, 2006.

PROPOSAL TO ELECT DIRECTORS

(Proposal 1)

Nominees

Our certificate of incorporation provides that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. Presently, the number of directors is fixed at seven. The Board of Directors is divided into three classes, with one class standing for election each year for three-year terms and until successors of such class have been elected and qualified.

As of the record date, the Board of Directors consisted of the following persons:

Name	Class	Year in Which Term Will Expire
Cor J. Clement, Sr.	III	2006
Henry G. Walker	III	2006
Jack E. Brucker	I	2007
Mary Anne Carpenter	I	2007
Conrad A. Conrad	I	2007
Louis G. Jekel	II	2008
Robert E. Wilson	II	2008

The Board of Directors has nominated Cor J. Clement, Sr. and Henry G. Walker for re-election as Class III directors for three-year terms and until their respective successors are elected and qualified.

Unless otherwise instructed, the proxy holders will vote the WHITE proxy cards received by them for each of the nominees named above. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee, if any, designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES NAMED ABOVE. The two nominees for director receiving the highest number of affirmative votes duly cast will be elected as directors for three-year terms. Accordingly, abstentions and broker non-votes are not counted in determining the outcome of the election of directors.

The following table sets forth information regarding our directors and executive officers, including certain biographical information.

Name	Age	Positions with the Company
Cor J. Clement, Sr.	58	Chairman of the Board and Director (3)
Jack E. Brucker	54	President, Chief Executive Officer and Director
Louis G. Jekel	65	Co-Vice Chairman of the Board and Director (2)(4)
Henry G. Walker	59	Co-Vice Chairman of the Board and Director (1)(2)(3)
Mary Anne Carpenter	61	Director (1)(2)
Robert E. Wilson	59	Director (2)(4)
Conrad A. Conrad	60	Director (1)(4)
Kristine B. Ponczak	42	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Kurt M. Krumperman	55	Senior Vice President of Federal Affairs and Strategic Initiatives
Barry D. Landon	59	Senior Vice President, President of Southwest Ambulance and Arizona/Oregon Fire Services
Brian O. Allery	40	Vice President of Risk, Insurance, Safety, National Purchasing and Real Estate
Gregory A. Barber	48	Vice President and Controller

(1)	Member of the Compensation Committee.
(2)	Member of the Corporate Governance Committee.
(3)	Member of the Executive Committee.
(4)	Member of the Audit Committee.

Cor J. Clement, Sr. has served as Chairman of our Board of Directors since August 1998 and as a member of our Board of Directors since May 1992. Mr. Clement served as Vice Chairman of the Board of Directors from August 1994 to August 1998. Mr. Clement served as the President and Chief Executive Officer of NVD, an international provider of security and industrial fire protection services headquartered in the Netherlands, from February 1980 until his retirement in January 1997.

Jack E. Brucker has served as our President and Chief Executive Officer and has been a member of our Board of Directors since February 2000. Mr. Brucker served as our Senior Vice President and Chief Operating Officer from December 1997 until February 2000. Mr. Brucker founded and served as President of Pacific Holdings, a strategic consulting firm, from July 1989 until December 1997. Mr. Brucker served as President of Pacific Precision Metals, a consumer products company, from September 1987 until June 1989.

Louis G. Jekel has served as a member of our Board of Directors since 1968 and as Vice Chairman of our Board of Directors since August 1998. Mr. Jekel served as our Secretary from 1968 through 2003. Mr. Jekel is a partner in the law firm of Jekel & Howard, Scottsdale, Arizona.

Henry G. Walker has been a member of our Board of Directors since September 1997 and Co-Vice Chairman since July 2004. Mr. Walker is currently a partner in the management consulting firm of Andrade/Walker Consulting, LLC. From March 1997 to March 2004, he served as President and Chief Executive Officer of Providence Health System, comprised of hospitals, long-term care facilities, physician practices, managed care plans, and other health and social services. From 1996 to March 1997, Mr. Walker served as President and Chief Executive Officer of Health Partners of Arizona, a state-wide managed care company. From 1992 to 1996, he served as President and Chief Executive Officer of Health Partners of Southern Arizona, a healthcare delivery system. Mr. Walker serves as Chairman of the Board of Directors of Consolidated Catholic Healthcare, a private non-profit company, and is a Board member of St. Joseph Health System, a private, non-profit health system based in Orange, California.

Mary Anne Carpenter has been a member of our Board of Directors since January 1998. Ms. Carpenter served as Executive Vice President and Executive Committee member of First Health Group Corp., a publicly traded managed health care company, from January 1993 until her retirement in May 2001. From October 1991 until January 1993, Ms. Carpenter served as Senior Vice President, and from July 1986 through October 1991, as Vice President of First Health Group Corp. Ms. Carpenter has served on panels for several other national health care organizations.

Robert E. Wilson became a member of our Board of Directors in November 2003. Mr. Wilson was employed by Arthur Andersen LLP from 1972 to 2001, becoming a partner in 1986. Among other responsibilities as a partner, he served as a member of the firm’s national healthcare industry business turnaround practice. From 2001 through 2002, Mr. Wilson provided commercial litigation and financial due diligence consultation services through FTI Consulting Inc., a national consulting firm. Mr. Wilson currently provides financial management and consulting services to companies in the health care industry. Mr. Wilson is a member of the Board of Directors of Providence Health & Services and John C. Lincoln Health Network, a not-for-profit community healthcare system.

Conrad A. Conrad became a member of our Board of Directors on October 12, 2005. Mr. Conrad was most recently employed with The Dial Corporation since August 2000, and served as its Executive Vice President and Chief Financial Officer. From 1999 to 2000, Mr. Conrad was engaged in a number of personal business ventures, including providing consulting services to Pennzoil-Quaker State Company, which acquired Quaker State Corporation in December 1998. From 1974 to 1998, Mr. Conrad held various positions, including Vice Chairman and Chief Financial Officer, with Quaker State Corporation, a leading manufacturer of branded automotive consumer products and services. Mr. Conrad is a member of the Board of Directors of Universal Technical Institute, Inc. and Fender Musical Instruments Corporation.

Kristine B. Ponczak currently serves as the Senior Vice President, Chief Financial Officer, Treasurer and Secretary. Ms. Ponczak served as Vice President and Treasurer from December 2004 to October 2006. In addition, Ms. Ponczak served as Director of Financial Planning from April 1998 until December 2004. Prior to joining us in 1998, Ms. Ponczak served as Corporate Controller for Sun Street Foods from 1995 to 1998 where she was responsible for managing the financial reporting and banking relationships of that privately held company, which represented a management buyout of certain subsidiaries of Main Street & Main Inc. From 1993 to 1995, she worked at Main Street & Main Inc. as Controller over two subsidiaries. Prior to that, Mrs. Ponczak was a member of the managing consulting/business valuation group at the public accounting firm Coopers & Lybrand, where she focused on corporate valuations, litigation support, and acquisition structures.

Kurt M. Krumperman currently serves as Senior Vice President for Federal Affairs and Strategic Initiatives. From 2002 to 2004, Mr. Krumperman held the office of President—Rural/Metro Fire/EMS Group and National Disaster Response Coordinator/Corporate Vice President for Federal Affairs. In 1996, Mr. Krumperman served as Northeast Emergency Service Group President and National Coordinator of Rural/Metro Corporation Disaster Response Team, a position he maintained until 2002. Mr. Krumperman joined the Company in 1994 as General Manager Rural/Metro Medical Services of Central New York.

Barry D. Landon currently serves as Senior Vice President, and served as Vice President of National Billing and Collections from May 2000 to May 2002. Mr. Landon also has served as the President of Southwest Ambulance since November 1999. In addition, Mr. Landon has served as President of Arizona/Oregon Fire Services since April 2004. Mr. Landon served as Director of National Billing from February 1998 to May 2000. Prior to joining the Company, Mr. Landon served as Chief Financial Officer of SW General, Inc., d/b/a Southwest Ambulance, from 1987 through February 1998, which was acquired by the Company on June 30, 1997.

Brian O. Allery currently serves as Vice President of Risk, Insurance, Safety, National Purchasing and Real Estate. Mr. Allery was named Managing Director of Corporate Risk Management, Purchasing, Distribution, Benefits Administration, and Real Estate in 2004. From 2001 to 2004, Mr. Allery held the position of Director of National Risk Management, Insurance, Purchasing and Distribution. Mr. Allery served as Corporate Purchasing Manager in 1998 and as Corporate Technology Buyer in 1996. Mr. Allery joined the Company in 1994 as a paramedic.

Gregory A. Barber currently serves as Vice President and Corporate Controller. Prior to joining the Company on June 19, 2006, Mr. Barber served in various positions with Giant Industries, Inc., including Vice President, Chief Accounting Officer and Assistant Secretary from August 2005 to June 2006; Vice President and Corporate Controller from April 2004 to August 2005; Vice President, Special Project Management from March 2001 to June 2004; and Vice President, Branded Wholesale Marketing from February 1999 to March 2001.

Directors hold office until their successors have been elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of our directors or officers.

Meetings and Committees of the Board of Directors; Independence

Our bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. The Board of Directors has appointed the following standing committees: an Audit Committee; a Compensation Committee; a Corporate Governance Committee; and an Executive Committee. Membership in the committees is indicated in the table above. The Board of Directors has determined that each of the following members of the Board is “independent,” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards: Cor J. Clement, Sr., Louis G. Jekel, Henry G. Walker, Mary Anne Carpenter, Robert E. Wilson and Conrad A. Conrad. Accordingly, a majority of the Board of Directors, and each member of each of the committees appointed by the Board of Directors, is “independent” as defined by Rule 4200(a)(15).

Audit Committee. The Audit Committee, which is established as a standing committee in accordance with Section 3(a)(58) of the Exchange Act, reviews our annual and quarterly financial statements and related SEC filings, significant accounting issues and the scope of the audit with our independent registered public accounting firm, and is available to discuss other audit-related matters with management, our internal audit department and our independent registered public accounting firm that may arise during the year. In addition, the Audit Committee assists the Board of Directors with oversight of the performance of our internal audit function. The Audit Committee has various other authorities and responsibilities as set forth in its formal written charter, the adequacy of which is reviewed annually. The Audit Committee also functions as the Company’s qualified legal compliance committee. The Audit Committee held eight (8) meetings during the fiscal year ended June 30, 2006.

The Board of Directors has determined that Robert E. Wilson qualifies as an “audit committee financial expert” within the meaning of the SEC’s definition. Mr. Wilson is also independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Compensation Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our key executives. The Compensation Committee also reviews the succession planning for key executive personnel, monitors employee relations issues, and oversees senior management structure. The Compensation Committee held six (6) meetings during the fiscal year ended June 30, 2006.

Corporate Governance Committee. The Corporate Governance Committee reviews credentials of existing and prospective directors and recommends classes of directors for approval by the Board of Directors. See “Director Nominations” below. The Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors corporate governance guidelines applicable to our Company and periodically reviewing such guidelines and recommending any changes to those guidelines to the Board of Directors. The Corporate Governance Committee adopted a charter in March 2004. The charter is available on the Company’s website at www.ruralmetro.com. The members of the Corporate Governance Committee are independent, as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Corporate Governance Committee held six (6) meetings during the fiscal year ended June 30, 2006.

Executive Committee. The Executive Committee may act as a liaison between management and the Board of Directors. At times, the Board of Directors may empower the Executive Committee to take certain actions on behalf of the Board of Directors between regularly scheduled meetings. The Executive Committee did not hold any meetings during the fiscal year ended June 30, 2006.

Meetings of the Board of Directors. Our Board of Directors held a total of seven (7) meetings during the fiscal year ended June 30, 2006. All of the incumbent members of the Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director was a member. We do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders, but encourage directors to attend. Three (3) members of the Board of Directors attended the 2005 annual meeting of stockholders.

Director Nominations

Nominations of candidates for election as directors may be made by the Board of Directors upon recommendation by the Corporate Governance Committee, or by stockholders. The Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the Board of Directors of nominees for election as directors.

Stockholders may nominate candidates for election as directors if they follow the procedures and conform to the deadlines specified in our bylaws. The complete description of the requirements for stockholder nomination of director candidates is contained in the bylaws. Under these procedures, with respect to the annual meeting of stockholders following the fiscal year ending June 30, 2007, a notice setting forth information specified in the bylaws must be received by us at our principal executive offices (i) not less than 60 days prior to the annual meeting if such meeting is held on a day which is within 30 days preceding the anniversary of this year’s meeting (December 1, 2006); (ii) 90 days prior to the annual meeting if such meeting is held on or after the anniversary date of this year’s meeting (December 1, 2006); or (iii) if the 2007 annual meeting is held on a date preceding the anniversary of this year’s meeting by more than 30 days, on or before the close of business on the 15th day following the date of public disclosure of the date of such meeting. The deadline for submission of any director nominations by stockholders for the next annual meeting is set forth in the proxy statement for each annual meeting.

Stockholders nominating candidates for election as directors are also required to provide the following information with respect to their nominees:

•	the name, age and business and residential address of the stockholder and nominee;

•	a representation that the stockholder is a stockholder of record on the date of the nomination;

•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

•	any other information relating to each nominee that would be required to be disclosed in a proxy statement filed pursuant to the SEC’s proxy rules; and

•	the written consent of each nominee to serve as a director if so elected.

In the event of any stockholder recommendations for nomination, the Corporate Governance Committee would evaluate the person recommended in the same manner as other persons considered by that committee. After reviewing the materials submitted by a stockholder, if the Corporate Governance Committee believes that the person merits additional consideration, the Committee (or individual members) would interview the potential nominee and conduct appropriate reference checks. The Corporate Governance Committee would then determine whether to recommend to the Board of Directors that the Board nominate and recommend election of such person at the next annual meeting. Stockholders may submit recommendations in writing for consideration by the Corporate Governance Committee to the attention of our Corporate Secretary at Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, AZ 85258. Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the stockholder wants the Corporate Governance Committee to consider, as well as all items required under the Company’s bylaws.

The Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time and shall periodically review and update the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates. In evaluating potential director nominees, the Corporate Governance Committee considers the following factors:

•	Personal characteristics: highest personal and professional ethics, integrity and values; an inquiring and independent mind; and practical wisdom and mature judgment.

•	Broad training and experience at the policy-making level in business, health care, government or technology.

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained.

•	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership.

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations.

•	Willingness to represent the best interests of all stakeholders and objectively appraise management performance.

•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to the Company and its stakeholders.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.

If the Board of Directors determines that there is a need for directors with different skills or perspectives, the members of the Board of Directors are polled to determine if they know of potential candidates meeting these criteria. We have retained the services of third parties to identify potential nominees from time to time in the past and may do so in the future, if necessary. We may engage a third party to perform a background check to determine whether a new candidate for election as director has any issues that should be considered in the Board of Directors’ evaluation of his or her candidacy.

Communications with the Board of Directors

Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board) at the following address and fax number: Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, AZ 85258; (480) 606-3415 facsimile.

Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors or the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a Committee, the Chairman of the Board or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response may be coordinated with our counsel.

Director Compensation and Other Information

Officers who serve on the Board of Directors receive no additional compensation. Effective July 1, 2004, we adopted a new compensation schedule for our Board of Directors. The revised compensation schedule was based upon recent significant upward trends in board compensation in connection with increased board and committee responsibilities, as well as the unavailability of equity compensation as described below. Under the new schedule, each director receives an annual retainer of $70,000, which assumes four quarterly Board meetings (and related committee meetings). Directors also receive a $2,000 fee for each additional Board meeting or committee meeting attended, and a $1,000 fee for each additional Board meeting or committee meeting participated in telephonically. Our Chairman of the Board of Directors receives an additional annual retainer of $50,000, and each Vice-Chairman receives an additional annual retainer of $20,000. The chair of the Audit Committee receives an additional annual retainer of $15,000, and all other committee chairs receive an additional annual retainer of $10,000. As of April 2006, payment of retainers and fees are paid monthly in arrears. Reasonable expenses of the directors are reimbursed in accordance with our policies.

Prior to the expiration of our 1992 Stock Option Plan in November 2002, non-employee directors received stock option grants upon election and on an annual basis thereafter. No stock options have been granted since the 2003 fiscal year, and no options are available for future issuance under our current option plans.

Report of the Audit Committee of the Board of Directors

The Audit Committee, which consists of Messrs. Wilson, Jekel and Conrad, adopted a revised charter on June 2, 2004, which was amended on June 3, 2005. The charter, a copy of which is attached hereto as Appendix B, requires the Audit Committee to perform various functions. Each member of the Audit Committee is “independent,” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee has reviewed and discussed with management the audited financial statements for June 30, 2006 and discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm (“PwC”), the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with PwC its independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K for fiscal 2006 for filing with the Securities and Exchange Commission.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company’s independent registered public accounting firm is in fact “independent.”

Audit Committee of the Board of Directors

Robert E. Wilson, Chairman

Louis G. Jekel

Conrad A. Conrad

The Audit Committee reviews and approves audit and permissible non-audit services performed by PwC, as well as the fees charged by PwC for such services. In its review of non-audit service fees and its appointment of PwC as our independent registered public accounting firm, the Audit Committee considered whether the provision of such services is compatible with maintaining PwC’s independence.

Audit Fees. The aggregate fees billed by PwC for professional services rendered in connection with the audit of our consolidated financial statements, review of our interim consolidated financial information, Sarbanes-Oxley Section 404 requirements, assistance with securities offerings, including the review of related documents, preparation of comfort letters and issuance of consents related to our fiscal years ended June 30, 2006 and 2005, respectively, totaled $2,212,067 for 2006 and $2,711,140 for 2005.

Audit-Related Fees. PwC did not perform any audit-related services for the Company in 2006 or 2005.

Tax Fees. The aggregate fees billed by PwC for professional services rendered in connection with tax planning and tax advice totaled $875 for 2006 and $13,870 for 2005.

All Other Fees. The aggregate fees billed by PwC for all other professional services rendered during 2006 and 2005 were $1,619 and $1,619, respectively. Such other fees in 2006 and 2005 related to the annual license fee for PwC’s accounting research reference service.

The policy of the Audit Committee is to pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, subject to the de minimus exceptions for non-audit services prescribed in federal securities laws and regulations. During the last two fiscal years, all Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees have been pre-approved by the Audit Committee. The Audit Committee may delegate authority to one or more members to grant pre-approvals of audit and permitted non-audit services, provided that such decisions shall be presented to the Audit Committee at its next scheduled meeting.

CODE OF ETHICS

Our website (www.shareholder.com/ruralmetro/downloads/Code_of_Business_Conduct.pdf) contains the Company’s Code of Ethics and Business Conduct (“Code of Ethics”), which is the Company’s code of business conduct and ethics for its directors and employees, including the Chief Executive Officer and Chief Financial Officer. Any amendment to the Code of Ethics will be posted on the Company’s website.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

The following table sets forth the total compensation received for services rendered to us in all capacities for the fiscal years ended June 30, 2006, 2005, and 2004 by our Chief Executive Officer and our four most highly compensated executive officers who were in office at June 30, 2006.

Summary Compensation Table

							Long Term Compensation
		Annual Compensation					Awards
Name and Principal Position at Year-end	Year	Salary ($)	Bonus ($)		Other Annual Compensation(1)		Securities Underlying Options (#)	All Other Compensation ($)(2)
Jack E. Brucker Chief Executive Officer and President	2006	$1,264,158	$1,500,000		—		—	$4,100
	2005	$1,200,000	$3,136,713	(3)	—		—	$1,599
	2004	$918,656	$1,803,834	(4)	—		—	$4,000

Michael S. Zarriello (5) Senior Vice President and Chief Financial Officer	2006	$526,731	$375,000		—		—	—
	2005	$394,731	$1,600,000	(6)			—	—
	2004	$279,173	—		$156,327	(7)	—	—

Kristine B. Ponczak (9) Senior Vice President, Chief Financial Officer, Secretary and Treasurer	2006	$196,250	$120,656		—		—	$2,960
	2005	$159,500	$357,200	(10)	—		—	$1,599
	2004	—	—		—		—	—

Barry D. Landon Senior Vice President	2006	$316,038	$225,000		—		—	—
	2005	$265,358	$366,049	(8)	—		—	—
	2004	$223,771	$102,960		—		—	—

Kurt M. Krumperman (11) Senior Vice President of Federal Affairs and Strategic Initiatives	2006	$244,871	$149,055		—		—	$4,100
	2005	—	—		—		—	—
	2004	—	—		—		—	—

(1)	Unless otherwise noted, other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the officers listed.
(2)	Consists of company-matching contributions to our 401(k) plan paid in cash, unless otherwise noted.
(3)	We paid Mr. Brucker an amount equal to $1,500,000 in consideration for certain modifications intended to materially strengthen the noncompete provisions in his employment agreement with the Company. In addition, Mr. Brucker received a bonus of $1,350,000 pursuant to an incentive program that was subject to, among other things, completion of a refinancing transaction and achievement of certain operational goals. Additionally, we paid Mr. Brucker $286,713 as part of a tax gross up for his bonus payment.
(4)	In January 2004, we paid to Mr. Brucker a retention bonus in the amount of $1,473,834 in connection with his amended and restated employment agreement.
(5)	Mr. Zarriello became our Senior Vice President and Chief Financial Officer in July 2003. On October 2, 2006, we announced that we have agreed to terminate the employment of Mr. Zarriello, effective December 1, 2006.
(6)	We paid Mr. Zarriello a bonus equal to $1,350,000 pursuant to an incentive program that was subject to, among other things, completion of a refinancing transaction and achievement of certain operational goals. See “Report of the Compensation Committee of the Board of Directors—Compensation Programs and Practices.”

(7)	We paid Mr. Zarriello $156,327 in fiscal 2004 for relocation costs.
(8)	We paid Mr. Landon a bonus equal to $210,000 pursuant to an incentive program that was subject to, among other things, completion of a refinancing transaction and achievement of certain operational goals.
(9)	Ms. Ponczak became our Vice President and Treasurer in December 2004. On October 2, 2006, Ms. Ponczak was appointed as Senior Vice President, Chief Financial Officer, Secretary and Treasurer.
(10)	We paid Ms. Ponczak a bonus equal to $300,000 pursuant to an incentive program that was subject to, among other things, completion of a refinancing transaction and achievement of certain operational goals.
(11)	Mr. Krumperman became our Senior Vice President of Federal Affairs and Strategic Initiatives in March 2006.

Option Grants

There were no options granted to the executive officers set forth in the Summary Compensation Table under the section entitled “Executive Compensation” in the 2006 fiscal year.

Option Holdings

The following table represents certain information with respect to the options held by the listed officers as of June 30, 2006.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Options Values

	Shares Acquired on Exercise of Stock Options(#)	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the- Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jack E. Brucker	—	—	406,000	0	$1,770,000	$0
Michael S. Zarriello	—	—	—	—	—	—
Barry D. Landon	30,000	$215,901	114,100	0	$462,700	0
Kurt M. Krumperman	—	—	61,750	0	—	—
Kristine B. Ponczak	—	—	58,750	0	$281,650	0

(1)	Calculated based on $7.00, which was the closing sales price of our common stock on the Nasdaq Capital Market on June 30, 2006, multiplied by the number of applicable shares in-the-money less the total exercise price.

Employment Agreements

Jack E. Brucker: On December 8, 2004, the Board of Directors approved an amended and restated employment agreement with Jack E. Brucker, the Company’s President and Chief Executive Officer. The amended and restated agreement became effective January 1, 2005, and extended the term of the prior agreement for one year (through December 31, 2011). The Company received the right to extend the term of the employment agreement for up to two additional one-year periods. In addition, the amended and restated agreement was modified to materially strengthen the non-compete provisions. Under the terms of the amended and restated agreement, Mr. Brucker continues to receive a base salary of $1.2 million per year, subject to an annual cost of living adjustment commencing in 2006. Mr. Brucker is eligible to participate in the Company’s Management Incentive Program (“MIP”), with the potential to earn a cash bonus between 50% to 125% of base salary, subject to achievement of net income from operational targets. The minimum bonus is earned upon achievement of 90% of budgeted net income from operations, and the potential bonus increases ratably for achievement of up to 150% of budgeted net income from operations.

In January 2004, Mr. Brucker received a retention bonus in the amount of $1,473,834 (which included an estimated amount to pay tax liabilities incurred by Mr. Brucker in connection with such bonus). Mr. Brucker’s repayment obligations with regard to such retention bonus were modified in the amended and restated agreement that became effective January 1, 2005. Mr. Brucker is obligated to repay the full bonus should the Company terminate his employment agreement with cause or should he join any other nationally recognized ambulance company prior to December 31, 2010. If Mr. Brucker terminates his employment without good reason, Mr. Brucker is obligated to repay a portion of the retention bonus based upon the number of years served under the agreement. If the Company terminates Mr. Brucker’s employment without cause or by reason of disability, or should Mr. Brucker terminate his employment agreement with good reason, no repayment is required. Mr. Brucker’s employment agreement provides that should the Company terminate his employment agreement without cause or should he terminate his employment agreement for good reason, he will receive his base salary and continued medical benefits for a period equal to the greater of (i) two years, or (ii) five years minus the number of days between January 1, 2007, and the effective date of termination of employment.

Under the employment agreement, Mr. Brucker has agreed not to compete against the Company after the termination of the employment agreement for a period equal to the greater of (i) two years, or (ii) five years minus the number of days between January 1, 2007 and the effective date of the termination of employment. Mr. Brucker may elect to shorten such non-compete period to not less than 12 months. Upon such election we will no longer be required to pay Mr. Brucker any severance benefits. In addition, if Mr. Brucker is receiving severance benefits under the employment agreement and he elects to solicit clients, employees, or otherwise competes with us at any time after his termination of employment or discloses confidential information, we will no longer be obligated to pay Mr. Brucker any severance benefits.

Michael S. Zarriello: Due to the termination of Mr. Zarriello’s employment, he will be entitled, subject to the satisfaction of certain obligations, to receive certain severance benefits pursuant to his employment agreement, including a base salary of $500,000 and other insurance benefits provided by the agreement for two years following the date of termination.

Barry D. Landon, Kurt Krumperman and Kristine B. Ponczak: Effective March 21, 2005, we entered into employment agreements with Barry D. Landon, Senior Vice President, President of Southwest Ambulance and Arizona/Oregon Fire Services, Kurt Krumperman, Senior Vice President of Federal Affairs and Strategic Initiatives, and Kristine B. Ponczak, Corporate Vice President and Treasurer. The employment agreements include substantially identical terms and conditions. The agreements provide for an annual review of each of the employees’ respective base salaries, and provide that the base salary may not be reduced by more than 10% unless such reduction is part of an across the board reduction. The agreements continue until terminated by one of the parties or by mutual agreement, and expire automatically upon the employee’s death or disability. The employees continue to be entitled to participate in the MIP with the potential to earn a cash bonus between 31% to 75% of base salary, subject to achievement of net income from operational targets and individual goals. If we terminate an employment agreement without cause or on the basis of the employee’s disability, the employee will receive the then effective base salary and other benefits provided by the employment agreement for a period of 24 months (12 months in the event of disability). If the employee resigns or retires, or if we terminate an employment agreement for cause, severance benefits are not payable. The agreements restrict the employee from competing against us after termination for a period of two years.

Brian Allery: We entered into an employment agreement with Brian Allery, Vice President of Risk, Insurance, Safety, National Purchasing and Real Estate in April 2006. The agreement provides for an annual review of the employee’s base salary, and provides that the base salary may not be reduced by more than 10% unless such reduction is part of an across the board reduction. The agreement continues until terminated by one of the parties or by mutual agreement, and expires automatically upon the employee’s death or disability. The employee continues to be entitled to participate in the MIP with the potential to earn a cash bonus between 28% to 67.5% of base salary, subject to achievement of net income from operational targets and individual goals. If we terminate the employment agreement without cause or on the basis of the employee’s disability, the employee will receive the then effective base salary and healthcare benefits provided by such employment agreement for a period of 24 months (12 months in the event of disability). If the employee resigns or retires, or if we terminate the employment agreement for cause, severance benefits are not payable. The agreement restricts the employee from competing against the Company after termination for a period of two years.

Gregory A. Barber: On June 1, 2006, the Board of Directors authorized the Company to enter into an employment agreement with Mr. Barber, pursuant to which Mr. Barber will serve as Vice President and Controller commencing June 19, 2006. The agreement provides for an annual base salary of $215,000 and a signing bonus of $25,000. The agreement provides for an annual review of the employee’s base salary, and further provides that the base salary may not be reduced by more than 10% unless such reduction is part of an across the board reduction. The agreement continues until terminated by one of the parties or by mutual agreement, and expires automatically upon the employee’s death or disability. The employee is eligible for incentive compensation pursuant to the Company’s MIP on the terms and conditions generally applicable to participants therein, except that the employee is entitled to a guaranteed bonus in the first year equal to 45% of the employee’s base salary. If the Company terminates the employment agreement without cause or on the basis of the employee’s disability, the employee will receive the then effective base salary and healthcare benefits provided by the employment agreement for a period of 24 months (12 months in the event of disability). If the employee resigns or retires, or if the Company terminates the employment agreement for cause, severance benefits are not payable. The agreement restricts the employee from competing against the Company after termination for a period of two years.

Change of Control Agreements

Change of control agreements entered into by Mr. Brucker and Mr. Krumperman provide that in the event of a change of control and the surviving entity or individuals in control do not offer Mr. Brucker or Mr. Krumperman, as the case may be, employment, terminate such employee’s employment without cause, or such persons terminate such employee’s employment for good reason, Mr. Brucker or Mr. Krumperman, as the case may be, will receive a sum equal to (A) 200% of (i) his applicable annual base salary, and (ii) the amount of incentive compensation paid or payable to him during the calendar year preceding the calendar year in which the change of control occurs, plus (B) the full amount of any payments due under his employment agreement. In addition, Mr. Brucker or Mr. Krumperman, as the case may be, would be entitled to receive certain benefits, including the acceleration of exercisability of his stock options or the payment of the value of such stock options in the event they are not accelerated or replaced with comparable options. Pursuant to the terms of the change of control agreement, the health and other benefits received under the change of control agreement will be reduced or eliminated to the extent such benefits are received under the applicable employment agreement. In addition, the change of control agreement places a ceiling on the aggregate amount of benefits Mr. Brucker or Mr. Krumperman may receive under the agreement. Mr. Brucker or Mr. Krumperman, as the case may be, will receive an amount equal to 2.99 times the amount of annualized includable compensation received by such person as determined under the Internal Revenue Code.

On October 2, 2006, we announced that we have agreed to terminate the employment of Mr. Zarriello, effective December 1, 2006. The change of control agreement between the Company and Mr. Zarriello will terminate upon such effective date.

For purposes of the change of control agreement, “good reason” includes a reduction of duties and/or salary or the surviving entity’s failure to assume his employment and change of control agreement. For purposes of all the above-mentioned change of control agreements, a “change of control” includes (i) the acquisition of beneficial ownership by certain persons, acting alone or in concert with others, of 30% or more of the combined voting power of our then-outstanding voting securities; (ii) during any two-year period, our Board members at the beginning of such period cease to constitute at least a majority thereof (except that any new Board member approved by at least two-thirds of the Board members then still in office, who were directors at the beginning of such period, is considered to be a member of the current Board); or (iii) approval by our stockholders of certain reorganizations, mergers, consolidations, liquidations, or sales of all or substantially all of our assets.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2006, our Compensation Committee consisted of Mr. Walker, Mr. Conrad and Ms. Carpenter, each of whom is an independent director of the Company. None of Mr. Walker, Mr. Conrad or Ms. Carpenter is a current or former officer of the Company or any of its subsidiaries or was a party to any disclosable related party transaction involving the Company.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms furnished to us by our executive officers and directors during the fiscal year ended June 30, 2006, or written representations from such persons that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

General

The Compensation Committee of the Board of Directors administers the compensation programs for our executive officers. The committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of management’s programs.

The committee presents the following report on the compensation for our executive officers for fiscal 2006.

Overview and Philosophy

Our executive compensation programs are based on the belief that the interests of executive officers should be directly aligned with those of the stockholders. The programs are strongly oriented toward a pay-for-performance philosophy that includes a significant percentage of variable compensation. The committee has established the following principles to guide development of our compensation programs and to provide a framework for compensation decisions:

•	provide a total compensation package that will attract the best talent to our Company, motivate individuals to perform at their highest levels, reward outstanding performance, and retain executives whose skills are critical for building long-term stockholder value;

•	establish annual incentives for senior management that are tied directly to the overall financial performance of our Company; and

•	to the extent available, implement longer-term incentives that focus executive officers on managing from the perspective of an owner with an equity stake in the business, which may include the granting of stock options.

Compensation Programs and Practices

The committee determines salary ranges and incentive award opportunities for all corporate officers. Our management compensation program consists of cash and equity based components.

Cash Component: Cash compensation is designed to fluctuate with our performance. This is achieved primarily through the Management Incentive Plan, or MIP, which is paid out annually only if predetermined quantitative and qualitative goals are attained or certain business criteria are met.

Base Pay: Base pay guidelines are established for our officers and managers based on their relative job content. Individual base pay within the guidelines is based on sustained individual performance toward achieving our goals. Annual modifications to base pay levels are proposed by the President and approved by the committee each December.

Management Incentive Plan: The MIP is an annual cash incentive plan for key executives and employees of the Company. At the beginning of each fiscal year, performance goals are created between the Company and the participant that document the participant’s accountabilities and define levels of performance on those accountabilities. For 2006, award opportunities varied from 50% to 125% of the participant’s base salary at the chief executive officer level; 31% to 75% of the participant’s base salary at the senior or executive vice president level; and 25% to 75% of the participant’s base salary at the group president, corporate vice president and managing director level. For the CEO, 100% of the potential award is based upon achievement of consolidated net income from continuing operations. For other participants, 70% of the participant’s award is based upon achievement of consolidated net income from continuing operations; provided that, in the case of group presidents, 50% of the award is based upon operating income from continuing operations of the applicable group, as defined. The potential award is adjusted ratably for achievement between 90% and 150% of the applicable budgeted target. No award is payable for performance below 90% of the applicable budgeted target, and awards are capped at achievement of 150%

of the applicable budgeted target. For all participants other than the CEO, the remaining 30% of the award is based upon achievement of individual goals tailored to the responsibilities of the participant’s position. The MIP permits the CEO, in conjunction with the Compensation Committee to recommend an incentive award in excess of 100% of the maximum potential bonus based on individual achievement of goals.

Equity-based Component: We have a long history of encouraging employees to become stockholders, however, due to the expiration during fiscal 2003 of our option plan in which executive officers were eligible to participate, we currently are not in a position to grant stock options to our executive officers. We believe that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value.

Compensation of Chief Executive Officer

We used the same factors and criteria described above in making compensation decisions regarding our Chief Executive Officer during fiscal 2006. During the 2006 fiscal year, Mr. Brucker was compensated pursuant to an amended and restated employment agreement that became effective January 1, 2005. During fiscal 2006, Mr. Brucker received a base salary of $1.3 million and an MIP bonus of $1.5 million. For additional information concerning Mr. Brucker’s employment agreement, see “Employment Agreements,” above. We continue to consider market conditions with respect to the compensation of all of our executives, including the Chief Financial Officer.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

We evaluate the performance-based portion of the compensation of our executive officers in relation to Section 162(m) requirements. We may determine, based on business considerations, that compensation should be paid even if it is not deductible under Section 162(m). Other than the Chief Executive Officer, we do not expect to pay compensation to any other highly compensated executive officer in excess of $1 million. The Company currently has net operating losses available to offset any such excess for tax purposes in the foreseeable future.

Members of the Compensation Committee

Mary Anne Carpenter, Chairperson

Henry G. Walker

Conrad A. Conrad

PROPOSED PROXY CONTEST

On August 30, 2006, the Accipiter Group sent a letter to the Company announcing its intention to nominate Gabe Hoffman, age 29, and Nicole Viglucci, age 31 (the “Accipiter Nominees”), for election to the Board of Directors of Rural/Metro Corporation to replace two of the Company’s current directors, including the Chairman of the Board of Directors, who have been nominated by the Board of Directors for re-election at the Annual Meeting. On September 5, 2006, the Accipiter Group filed a Schedule 13D with the SEC disclosing that it beneficially owns an aggregate of approximately 7.3% of the Company’s common stock. On September 20, 2006, the Company informed the Accipiter Group that the Company’s Corporate Governance Committee (the “Committee”) was prepared to consider the Accipiter Nominees and requested that the Accipiter Group provide additional information regarding the Accipiter Nominees for the Committee’s consideration in accordance with the guidelines described in the Company’s 2005 proxy statement. On September 25, 2006, the Accipiter Group informed the Company that it had not intended to submit the Accipiter Nominees for consideration by the Committee. Instead, the Accipiter Group has indicated its intention to solicit proxies to vote in favor of the Accipiter Nominees at the Annual Meeting.

The Board of Directors urges you NOT to vote for any of the individuals nominated by the Accipiter Group and NOT to sign or return any proxy card other than the WHITE proxy card.

The Board does not believe that the Accipiter Nominees, Gabe Hoffman, age 29, and Nicole Viglucci, age 31, have the qualifications necessary to effectively serve on the Board of Directors. Neither Mr. Hoffman nor Ms. Viglucci has served as the director of a publicly traded company, and neither has worked in the medical transportation or fire protection industry. Mr. Hoffman is the managing member of a New York-based hedge fund and prior to that worked at a New York-based investment partnership. Ms. Viglucci is an employee of Mr. Hoffman’s hedge fund and prior to that worked at several private investment firms. We believe that electing inexperienced and unqualified directors to the Board would be detrimental to the Company and impair stockholder value, particularly in light of the significant industry experience possessed by our director nominees, Cor J. Clement, Sr. and Henry G. Walker.

The Board of Directors strongly opposes the election of any of the Accipiter Nominees because it believes that election of the Accipiter Nominees would not be in the best interests of the Rural/Metro stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU SIGN, DATE AND RETURN THE WHITE PROXY CARD ONLY AND NOT RETURN ANY GOLD PROXY CARD PROVIDED TO YOU BY THE ACCIPITER GROUP.

You may receive proxy solicitation materials from the Accipiter Group. THE BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD SENT TO YOU BY THE ACCIPITER GROUP. Even if you have previously signed a gold proxy card sent to you by the Accipiter Group, you have every legal right to change your vote by signing, dating and mailing the enclosed WHITE proxy card in the enclosed postage-paid envelope.

If you have any questions or need assistance voting, please contact Rural/Metro’s proxy solicitor:

GEORGESON INC.

17 State Street

New York, New York 10004

Tel: 212-440-9800

Fax: 212-440-9009

Call Toll Free: 1-866-628-6069

Email: rurl@georgeson.com

COMPANY PERFORMANCE GRAPH

The following line graph compares cumulative total stockholder return, assuming reinvestment of dividends, for: (i) our common stock; (ii) the NASDAQ U.S. Index; and (iii) the NASDAQ Health Services Index. Because we did not pay dividends on our common stock during the measurement period, the calculation of the cumulative total stockholder return on the common stock did not include dividends. Because of the small number of publicly traded companies in our peer group, we do not believe we can reasonably identify a group of peer issuers. The graph assumes $100 was invested on June 30, 2001.

PROPOSAL TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to (i) audit the Company’s consolidated financial statements for the fiscal year ending June 30, 2007, and (ii) report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2007. PwC served as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2006. Notwithstanding the appointment, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s best interest.

A representative of PwC will be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

DEADLINE FOR RECEIPT OF STOCKHOLDER

PROPOSALS; DISCRETIONARY AUTHORITY

Any stockholder who intends to present a proposal at the annual meeting of stockholders for the year ending June 30, 2007 and have it included in our proxy materials for that meeting must deliver the proposal to us for our consideration no later than June 30, 2007 and must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

In addition, under our bylaws, certain procedures are provided that a stockholder must follow to introduce an item of business at the annual meeting of stockholders following fiscal year 2007. Under these procedures, a notice setting forth information specified in the bylaws must be received by us no later than (i) 60 days prior to the annual meeting if such meeting is held on a day which is within 30 days preceding the anniversary of this year’s meeting (December 1, 2006); (ii) 90 days prior to the annual meeting if such meeting is held on or after the anniversary date of this year’s meeting (December 1, 2006); or (iii) if the 2007 annual meeting is held on a date preceding the anniversary of this year’s meeting by more than 30 days, on or before the close of business on the 15th day following the date of public disclosure of the date of such meeting.

Pursuant to Rule 14a-4 under the Securities Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals properly presented at the Annual Meeting, except in circumstances where (i) we receive notice of the proposed matter prior to the deadline set forth in our bylaws; and (ii) the proponent complies with the other requirements set forth in Rule 14a-4. We did not receive notice of any stockholder proposal prior to such deadline; therefore, no stockholder proposal may be properly presented at the Annual Meeting.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

Stockholders currently receiving multiple copies of our proxy statement and Annual Report can request householding of communications through their brokers. Once householding is elected, it will continue until stockholders are notified otherwise or until the consent is revoked. If, at any time, stockholders no longer wish to participate in householding, and would prefer to receive a separate proxy statement and annual report, they may notify their broker, and direct a written request to Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, AZ 85258, Attn: Corporate Secretary.

OTHER MATTERS

We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed WHITE proxy card to vote the shares they represent as the Board of Directors may recommend.

Scottsdale, Arizona

October 30, 2006

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC regulations, Rural/Metro Corporation, each member of its Board of Directors and certain of its officers and employees are “participants” in the Company’s solicitation of proxies from the Company’s stockholders to vote in favor of the election of the directors nominated by the Board. Set forth below with respect to each participant are his or her name, principal occupation or employment, business address, the number of shares of the Company’s common stock beneficially owned and additional information concerning transactions in shares of common stock of the Company during the past two years.

Directors, Director Nominees and Other Participants

Additional information in respect of the Company’s directors and others who are participants in the solicitation are set forth under “Security Ownership of Principal Stockholders, Directors and Officers” and “Proposal to Elect Directors” in this proxy statement and below.

Name	Employer and Business Address
Cor J. Clement, Sr.	Singel 78 Dordrecht 3311 SJ The Netherlands

Henry G. Walker	3930 95th Avenue NE Yarrow Point, WA 98004

Jack E. Brucker	Rural/Metro Corporation 9221 East Via de Ventura Scottsdale, AZ 85258

Mary Anne Carpenter	134 Briarwood Avenue Oakbrook, IL 60521

Conrad A. Conrad	8300 East Dixileta Drive Lot 239 Scottsdale, AZ 85262

Louis G. Jekel	Jekel & Howard 8283 North Hayden Road, Suite 100 Scottsdale, AZ 85258

Robert E. Wilson	6229 East Hacienda Drive Scottsdale, AZ 85251

Employees

Kristine B. Ponczak and Elizabeth A. Merritt are participants in the solicitation. Additional information in respect of Kristine B. Ponczak is set forth under “Security Ownership of Principal Stockholders, Directors and Officers” and “Proposal to Elect Directors” in this proxy statement. Ms. Ponczak’s business address is c/o Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, Arizona 85258. Elizabeth A. Merritt is the Company’s Director of Investor Relations and Corporate Communications. Ms. Merritt’s business address is c/o Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, Arizona 85258.

Information Regarding Ownership Of The Company’s Securities By Participants

The number of shares of the Company’s common stock held by directors and Ms. Ponzcak is set forth under the “Security Ownership of Principal Stockholders, Directors and Officers” section of this proxy statement. Ms. Merritt is the beneficial owner of 21,100 shares of the Company’s common stock, including 20,000 shares of the Company’s common stock issuable upon exercise of stock options.

Information Regarding Transactions In The Company’s Securities By Participants

The following table sets forth purchases and sales of the Company’s securities by the participants listed below during the past two years. Unless otherwise indicated, all transactions are in the public market.

Name	Date	Number of Shares of Common Stock or Options to Acquire Such Stock Acquired or Disposed Of	Notes
Jack E. Brucker	06/01/2006	15,000 (Acquired)

Jack E. Brucker	05/26/2006	14,000 (Acquired)

Conrad A. Conrad	05/22/2006	4,000 (Acquired)

Louis G. Jekel	12/30/2005	10,000 (Disposed)	Reflects sale by the Louis G. Jekel Trust pursuant to a Rule 10b5-1 trading plan.

Elizabeth A. Merritt	05/24/2005	13,333 (Disposed)

Robert E. Wilson	05/19/2005	3,300 (Acquired)

Robert E. Wilson	05/19/2005	355 (Acquired)	Reflects acquisition of shares of common stock by Mr. Wilson’s wife, as to which Mr. Wilson disclaims beneficial ownership.

Robert E. Wilson	05/23/2006	1,300 (Acquired)	Reflects acquisition of shares of common stock by Mr. Wilson’s wife, as to which Mr. Wilson disclaims beneficial ownership.

Robert E. Wilson	05/24/2005	7,300 (Acquired)	Reflects acquisition of shares of common stock by Mr. Wilson’s wife, as to which Mr. Wilson disclaims beneficial ownership.

Robert E. Wilson	05/24/2005	1,300 (Acquired)

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or in the proxy statement, none of the participants nor any of their respective affiliates or associates (together, the “Participant Affiliates”) (i) directly or indirectly beneficially owns any shares of the Company’s common stock or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a stockholder, employee, officer or director. Furthermore, except as described in this Appendix A or in this proxy statement, no participant or Participant Affiliate is either a party to any transaction or series of transactions since the beginning of the Company’s last fiscal year, or has knowledge of any currently proposed transaction or series of transactions, (i) in which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any participant or Participant Affiliate had or will have, a direct or indirect material interest.

Except as described in this Appendix A or in the proxy statement, no participant or Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting of Stockholders.

Except as described in this Appendix A or in the proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix A or in this proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

IMPORTANT

Your vote is important. No matter how many shares of Rural/Metro common stock you own, please vote FOR the election of the Board’s director nominees and FOR the Company’s other proposals by signing, dating and returning the Company’s WHITE proxy card today in the postage-paid envelope provided.

Your Board urges you NOT to return any gold proxy card you may receive from the Accipiter Group.

Remember, if you have returned a gold proxy card to the Accipiter Group for the Annual Meeting, you have every legal right to change your vote—only your latest dated proxy counts. Simply sign, date and return the WHITE proxy card TODAY. If any of your shares of common stock are held in the name of a brokerage firm, bank, nominee or other institution, only it can vote such shares. Please sign, date and promptly mail the WHITE proxy card in the envelope provided by your broker. Remember, your shares cannot be voted unless you return a signed and executed proxy card to your broker.

If you have any questions or need assistance voting, please contact Rural/Metro’s proxy solicitor:

GEORGESON INC.

17 State Street

New York, New York 10004

Tel: 212-440-9800

Fax: 212-440-9009

Call Toll Free: 1-866-628-6069

Email: rurl@georgeson.com

APPENDIX B

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

RURAL/METRO CORPORATION

RESOLVED, that the resolutions previously adopted by the Board of Directors (the “Board”) of Rural/Metro Corporation, a Delaware corporation (the “Company”) regarding the designation, purpose, structure, operation and responsibilities of the Audit Committee be, and hereby are, pursuant to Article III, Section 3.06 of the By-Laws of the Company, replaced in their entirety as follows:

Role

This Charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Rural/Metro Corporation, a Delaware corporation (the “Company”). The role of the Committee is to assist the Board in fulfilling its responsibilities to oversee:

•	the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or any other user of such financial statements;

•	the Company’s systems of internal accounting and financial controls, including the internal audit department;

•	the selection, independence and performance of the Company’s outside auditors; and

•	compliance by the Company with any financial and accounting compliance programs as may be established by the Board and the Company’s management from time-to-time.

In fulfilling its obligations, the Committee shall maintain free and open communications between the Committee, the Board and the Company’s:

•	independent auditors,

•	internal accounting and internal audit staffs, and

•	management.

This Charter shall be published as an appendix to the Company’s Proxy Statement for the Company’s annual meeting of stockholders to the extent required by the rules and regulations of the Securities and Exchange Commission (“SEC”).

Membership

The membership of the Committee shall consist of at least three directors, each of whom is to be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. Applicable laws, rules, regulations and relevant listing authority, including limitations on compensation from the Company other than compensation for director or committee service, will be followed in evaluating a member’s independence.

The Committee shall have at least one member qualified as an “audit committee financial expert” as defined by applicable SEC rules and regulations and, to comply with the rules of the Nasdaq Stock Market (“Nasdaq”), will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background. At the time of appointment, each member will be able to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and cash flow statements, in accordance with Nasdaq rules.

The Board appoints the chairperson.

Operations

The Committee shall meet at least eight times a year. Additional meetings may occur as the Committee or its chairperson deems advisable. The Committee will cause to be kept minutes of all its proceedings and will report its actions to the Board. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Certificate of Incorporation or Bylaws of the Company, or (c) applicable laws, rules, regulations and relevant listing authority.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to investigate any matter brought to its attention. The Committee shall have full access to all books, records, facilities, and personnel of the Company, and shall have the authority to retain outside counsel or other experts or consultants, as it deems appropriate. The Company will at all times provide sufficient funding for the Committee to carry out its responsibilities. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications. The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. The Committee may meet separately or independently from management as deemed necessary and appropriate to carry out the Committee’s responsibilities.

Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of the Committee’s activities to the Board. The Committee recognizes that management shall be responsible for preparing the Company’s financial statements and the independent auditors shall be responsible for auditing those financial statements. The functions set forth below shall be the principal recurring activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, however, the Committee shall remain flexible in order to best react to changing conditions and circumstances. The following functions are set forth as a guide with the understanding that the Committee may deviate from this guide and supplement these functions as the Committee deems appropriate under the circumstances.

1.	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s stockholders. The Committee shall have the ultimate authority and responsibility to select (or to nominate for stockholder approval) the independent auditors, to approve the fees to be paid to the independent auditors, to oversee the work of the independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting), to evaluate the performance of the independent auditors, and, if appropriate, to replace the independent auditors.

2.

The Committee shall discuss with management and the independent auditors the overall scope and plans for the audit and quarterly reviews, including the adequacy of staffing and the compensation to be paid to the independent auditors. The Committee also shall discuss with management and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls, including the Company’s system to monitor and manage business risk, as well as financial and accounting compliance programs. To the extent the Committee deems it to be necessary, whether on its own initiative or based upon requests from time to time from the independent auditors or internal staff, the Committee shall meet separately with the internal accounting staff, the internal auditing staff and the independent auditors, with or without management present, as well as the Company’s Chief Financial Officer and other management personnel. The Committee shall review with management and the independent auditors the management letter presented to the Company by the independent auditors.

3.	The Committee shall:

•	ensure that the independent auditors submit annually a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, as such standard may be amended or supplemented from time to time;

•	discuss with the independent auditors any such relationships or services provided by the independent auditors and their impact on the objectivity and independence of the independent auditors; and

•	take appropriate action to oversee the independence of the independent auditors.

4.	Prior to the filing of the Company’s Quarterly Report on Form 10-Q the Committee (as a whole or acting through the Committee chair) shall:

•	review the interim financial statements with management and the independent auditors,

•	review the draft quarterly earnings release; and

•	discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including Statement of Auditing Standards (“SAS”) No. 71, as such may be amended or supplemented from time to time.

5.	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K), including the auditors’ judgment about the quality, not just acceptability, of the Company’s accounting principles, the consistency of the Company’s accounting policies and their application, and the clarity and completeness of the Company’s financial statements and related disclosures. The Committee shall also review the draft annual earnings release. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including SAS No. 61, as such may be amended or supplemented.

6.	The Committee shall review the disclosures made by the Company’s principal executive officer and principal financial officers regarding their compliance with their certification requirements under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s internal controls over financial reporting and disclosure controls and procedures.

7.	The Committee shall consider the effectiveness of the company’s internal control system, including information technology and security and control.

8.	The Committee shall understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

9.	The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s Proxy Statement to be delivered to stockholders in connection with the Company’s annual meeting of stockholders.

10.	The Committee shall review and approve any related party transaction (excluding transactions that are subject to review by the Compensation Committee of the Board). A “related party transaction” is as defined in Item 404(a) of Regulation S-K of the Securities and Exchange Commission, which governs disclosure of these types of transactions in public company reports.

11.	The Committee shall periodically review and discuss with the Board whether individual independent directors on the Committee continue to satisfy the independence standards adopted by the Board, the Securities and Exchange Commission, and The Nasdaq Stock Market.

12.	The Committee shall pre-approve all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor to the extent required by and in a manner consistent with applicable laws and regulations.

13.	The Committee shall ensure and oversee the development of an internal audit function by the Company; shall review and concur in the appointment, replacement, reassignment or dismissal of the senior internal auditing executive, and the compensation package for such person; and shall review the significant reports to management prepared by the internal auditing department and management’s responses. The Committee shall evaluate the internal auditing department and its impact on the accounting practices, internal controls and financial reporting of the Company. The Committee also shall discuss with the Company’s independent auditors the internal audit department’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

14.	The Committee shall establish procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and any committee thereof, regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

15.	Annually evaluate the Committee’s performance and this Charter, and recommend to the Board such Committee Charter changes as the Committee determines is appropriate.

16.	Perform such other functions within the scope of the foregoing, which the Committee deems appropriate to undertake from time to time.

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including its internal audit staff, as well as the independent auditors, have more time, knowledge, and more detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to assure compliance with laws and regulations and the Company’s internal policies and procedures.

As Amended June 3, 2005

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

P

R

O

X

Y

RURAL/METRO CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF RURAL/METRO CORPORATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 1, 2006

AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF

The undersigned stockholder of Rural/Metro Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company and hereby appoints Kristine B. Ponczak and Elizabeth A. Merritt, and each or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of RURAL/METRO CORPORATION to be held at the Company’s corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258, on Friday, December 1, 2006, at 3:00 p.m., local time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE NOMINEES IN THE PROPOSAL AND FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Important - To be signed and dated on reverse side)

SEE REVERSE SIDE

RURAL/METRO CORPORATION OFFERS STOCKHOLDERS OF RECORD

THREE WAYS TO VOTE THEIR PROXIES

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-895-1068, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Standard Time on November 30, 2006.	Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Standard Time on November 30, 2006.	Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

Ú DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL Ú

☒ Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
1. ELECTION OF DIRECTORS If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below: Cor J. Clement Sr. Henry G. Walker	FOR all nominees listed below (except as indicated)		WITHHOLD AUTHORITY to vote for all nominees listed below
	☐		☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.	☐	☐	☐

The proxies are also authorized to vote, in their discretion, upon such other matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Date , 2006

Signature

Signature

Title or Authority

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)